Barclays ISP Call February 8, 2018 Exhibit 99.1

U.S. Silica: ISP At A Glance

TOP

Highest Contribution Margin Per Ton versus competition

~10% 5-year CAGR

Contribution Margin

Shift to Specialty Products



50%
CM$ Specialty Products
50%
CM$ Whole Grain
2017

Customers	1,300
Facilities	16
Products	210

Contribution Margin from new products increased to **14%** of total ISP Contribution Margin in 2017

Sales Under Contract in 2018

~50%

New Product Pipeline

>30 PROJECTS

2

A Diverse Mix of End Markets with Long Term Loyal Customers

Foundry
- Molds and Cores for Metal Casting

Building Products
- Grouts and Mortars
- Specialty Cements
- Quartz Surfaces
- Roofing Shingles

Chemicals
- Silica-based Chemicals
- Ceramics
- Sodium Silicates
- Silicon Carbide

Glass
- Smartphones
- Tablets
- Containers
- Automotive glass
- Fiberglass

Fillers & Extenders
- Performance coatings
- Architectural, industrial and traffic paints
- Silicone rubber



32%
29%
9%
8%
11%
% of ISP Revenue
11% - Rec./Filtration + Misc./Other

>210 products, critical raw materials for long term customers – Top 5 customers >50 year relationships

3

New Products Transform the Way We Do Business 2012 -High volume -Commodity business -GDP Growth 2017 -R&D / new products -Optimized product mix -Enhanced value proposition 10% CAGR - 2012 to 2017 (1) Sell-side analyst consensus (1) Glass Volumes - 3.5%/yr + 10.0%/yr Profit (in millions) (in millions)

Our Path to Doubling Contribution Margin Increase the base business through price and share gain Focus on growing CRG and other new products Grow the business through adjacent acquisitions $88 (in millions) (1) Sell-side analyst consensus (1)

Questions?